Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of Precipio, Inc. common stock of our report dated April 14, 2016, with respect to the consolidated financial statements of Transgenomic, Inc. and Subsidiary included in the Transgenomic, Inc. and Subsidiary Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Hartford, Connecticut

November 29, 2017